      As filed with the Securities and Exchange Commission on June 22, 1998
                                         Registration No. ___-_____
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    ______________

                                       FORM 8-A

                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                             TO SECTION 12(b) OR 12(g) OF
                         THE SECURITIES EXCHANGE ACT OF 1934
                       ________________________________________

                            COLLATERAL THERAPEUTICS, INC.
                (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                    33-0661290
-----------------------                 ------------------------------------
(State of Incorporation                 (I.R.S. Employer Identification No.)
  or Organization)

                               9360 TOWNE CENTRE DRIVE,
                             SAN DIEGO, CALIFORNIA 92121
                 (Address of Principal Executive Offices) (Zip Code)


 If this form relates to the            If this form relates to the
 registration of a class of securities  registration of a class of securities
 pursuant to Section 12(b) of the       pursuant to Section 12(g) of the
 Exchange Act and is effective          Exchange Act and is effective pursuant
 pursuant to General Instruction        to General Instruction A.(d), please
 A.(c), please check the following      check the following box. /X/
 box.  / /


Securities Act Registration Statement File Number
to which this form relates:    333-51029
                           -----------------------
                              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                    -------------------------------
     Not Applicable                               Not Applicable



Securities to be registered pursuant to Section 12(g) of the Act:



                       Common Stock, par value $0.001 per share
-------------------------------------------------------------------------------
                                   (Title of class)

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               See "Description of Capital Stock" in Collateral Therapeutics, Inc.'s (the "Company") Registration Statement on Form S-1 (Registration No. 333-51029) filed with the Securities and Exchange Commission (the "Commission") on April 24, 1998 and any amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the "Registration Statement"), each of which is incorporated herein by reference. The form of Prospectus filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement

ITEM 2.   EXHIBITS.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

     1. Form of Second Restated Certificate of Incorporation of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.2 to the Registration Statement.

     2. Form of Restated Bylaws of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.4 to the Registration Statement.

     3. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Registration Statement.

     4.   Amended and Restated Investors' Rights Agreement, filed as
          Exhibit 10.5 to the Registration Statement.

                                      SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                       COLLATERAL THERAPEUTICS, INC.


Date:  June 22, 1998                   By: /s/ Jack W. Reich
                                          --------------------------
                                          Jack W. Reich
                                          President and Chief Executive Officer

                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM 8-A

                                        UNDER

                           SECURITIES EXCHANGE ACT OF 1934


                            COLLATERAL THERAPEUTICS, INC.

                                    EXHIBIT INDEX
                                    -------------

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:



 Exhibit
 Number        Exhibit
--------       -------

   1.          Form of Second Restated Certificate of Incorporation of the
               Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as
               Exhibit 3.2 to the Registration Statement.

   2. Form of Restated Bylaws of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.4 to the Registration Statement.

   3.          Form of Certificate for Common Stock, filed as Exhibit 4.1 to the
               Registration Statement.

   4.          Amended and Restated Investors' Rights Agreement, filed as
               Exhibit 10.5 to the Registration Statement.
